AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
DENTSPLY International Inc.
The present name of the corporation is DENTSPLY International Inc. (the “Corporation”) and the name under which the Corporation was originally incorporated is Gendex Corporation. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was February 15, 1983. This Amended and Restated Certificate of Incorporation of the Corporation, which restates and integrates and also further amends the provisions of the Corporation’s Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation is hereby amended, integrated and restated to read in its entirety as follows:

1.	The name of the corporation is DENTSPLY International Inc.

2.
The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

3.	The nature and business or purposes to be conducted or promoted is: To engage is any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4A.
Number of Shares and Classes. The aggregate number of shares of stock which the corporation shall have authority to issue is Two Hundred Million Two Hundred Fifty Thousand (200,250,000) shares, which shall be divided into two classes as follows:

(1)	Two Hundred Million (200,000,000) shares of Common Stock, the par value of each of such shares is One Cent ($.01), amounting in the aggregate to Two Million Dollars ($2,000,000.00); and

(2)
Two Hundred Fifty Thousand (250,000) shares of Preferred Stock, the par value of each of which shares is One Dollar ($1.00), amounting in the aggregate to Two Hundred Fifty Thousand Dollars ($250,000.00).

4B.
Preferred Stock. The corporation’s board of directors is hereby expressly authorized to provide by resolution or resolutions from time to time for the issue of the Preferred Stock in one or more series, the shares of each of which series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualification, limitations or restrictions thereof, as shall be permitted under the General Corporation Law of the State of Delaware and as shall be stated in the resolution or resolutions providing for the issue of such stock adopted by the board of directors pursuant to the authority expressly vested in the board of directors hereby.

4C.	Common Stock.

(1)
Voting. Except as otherwise required by the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation or any series of Preferred Stock designated by the board of directors, all of the voting power of the corporation shall be vested in the holders of the Common Stock and each holder of the Common Stock shall have one (1) vote for each share of such Common Stock held by him of record on all matters voted upon by the Stockholders.

(2)
Dividends. Whenever all accrued dividends on any series of Preferred Stock have been paid or declared and a sum sufficient for the payment thereof set aside, the board of directors of the corporation may declare a dividend on the Common Stock out of the remaining unreserved and unrestricted surplus of the corporation, and the holders of the Common Stock shall share ratably in such dividend in proportion to the number of shares of such Common Stock held by each.

(3)
Liquidation. Except as otherwise required by any series of Preferred Stock designated by the board of directors, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, after distribution in full of the preferential amounts to be distributed to the holders of any series of Preferred Stock, the remaining assets of the corporation shall be distributed ratably among the holders of the Common Stock in proportion to the number of shares of such Common Stock held by each.

5.
The business and affairs of the corporation shall be managed by or under the direction of a board of directors consisting of such number of directors as is determined from time to time by resolution adopted by affirmative vote of a majority of the entire board of directors; provided, however, that in no event shall the number of directors be less than three (3). The term of office for the class of directors elected in 2011 shall expire at the annual meeting of stockholders to be held in 2014, the term of office for the class of directors elected in 2012 shall expire at the annual meeting of stockholders to be held in 2015, and the term of office for the class of directors elected in 2013 shall expire at the annual meeting of stockholders to be held in 2016, with the members of each class to hold office until their successors are elected and qualified. Commencing at the annual meeting of stockholders to be held in 2014, directors succeeding those whose terms are then expired shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the year following the year of their election and until their successors are elected and qualified. Commencing with the annual meeting of stockholders to be held in 2016, the classification of the board of directors shall terminate and all directors shall be of one class. Any additional director elected to fill a vacancy resulting from an increase in the number of directors shall hold office until the next annual meeting of stockholders, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, incapacitation or removal from office. Except as otherwise required by law, any vacancy on the board of directors that results from an increase in the number of directors shall be filled only by a majority of the board of directors then in office, provided that a quorum is present, and any other vacancy occurring in the board of directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. A director may be removed only for cause by the stockholders.

6.	The corporation is to have perpetual existence.

7.
Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the corporation’s by-laws (and notwithstanding the fact that some lesser percentage may be specified by law, this Amended and Restated Certificate of Incorporation or the corporation’s by-laws, this Amended and Restated Certificate of Incorporation or the corporation’s by-laws), the corporation’s by-laws may be amended, altered or repealed, and new by-laws enacted, only by the affirmative vote of not less than two-thirds (2/3) of the outstanding shares of capital stock of the corporation entitled to vote at a meeting of stockholders duly called for such purpose, or by a vote of not less than three-quarters (3/4) of the entire board of directors then in office.

8.	Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

9.
A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

10.	The stockholders of the corporation shall have no authority to call a special meeting of the stockholders.

11.
No action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of the stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

IN WITNESS WHEREOF, DENTSPLY International Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Deborah M. Rasin, its Vice President, Secretary and General Counsel this 10th day of July, 2013.
DENTSPLY International Inc.

By:__/s/ Deborah M. Rasin
Deborah M. Rasin
Vice President, Secretary and General Counsel

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